UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2004

TELOS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-8443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 724-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In a Form 8-K filed April 9, 2004, the Registrant stated that on March 26, 2004 the Registrant’s Board of Directors authorized its management to commence the process of planning for and, if appropriate, implementing a possible recapitalization or restructuring of the Registrant’s capital stock in an effort to address its capital structure and the adverse impact of FAS150 (“Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”).

On November 23, 2004, the Registrant’s Board of Directors established a committee comprised of independent directors to consider any and all proposals and alternatives with respect to the possible restructuring of the capital stock of the Registrant. The independent committee consists of Directors Dr. Fred C. Iklé (chairman of the independent committee), David Borland and Ambassador Langhorne A. Motley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

Date: November 29, 2004	By:	/s/ Edward L. Williams
Edward L. Williams
Executive Vice President, Interim Chief Financial Officer